BY-LAWS
                                       of
                           CLEARWATER INVESTMENT TRUST


                                    ARTICLE I
                           Officers and Their Election

SECTION 1. Officers. The officers of the Trust shall be a Chairman, a Vice President, a Treasurer, a Secretary, and such other officers with such other titles as provided for herein or as the Trustees may from time to time elect. It shall not be necessary for any Trustee or other officer to be a holder of shares in the Trust.

SECTION 2. Election of Officers. The Treasurer and Secretary shall be chosen annually by the Trustees. The Chairman and Vice President shall be chosen annually by and from the Trustees.

     Two or more offices may be held by a single person except the offices of Chairman and Secretary. The officers shall hold office until their successors are chosen and qualified.

SECTION 3. Resignations and Removals. Any officer of the Trust may resign by filing a written resignation with the Chairman or with the Trustees or with the Secretary, which shall take effect on being so filed unless it is specified to be effective at some other time or upon the happening of some other event. Any officer may be removed at any time, with or without cause, by vote of a majority of the entire number of Trustees.

SECTION 4. Vacancies. The Trustees may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of Chairman, Vice President, Treasurer and Secretary. Each such successor shall hold office until his successor is chosen and qualified.


                                   ARTICLE II
                   Powers and Duties of Officers and Trustees

SECTION 1. Trustees. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to fully carry out that responsibility.

SECTION 2. Executive and other Committees. The Trustees may elect from their own number an Executive Committee to consist of not less than three nor more than five members, which shall have the power and duty to conduct the current and ordinary business of the Trust, and such other powers and duties as the Trustees may from time to time delegate to such Committee. The Trustees may also elect from their own number other Committees from time to time, the number composing such Committees and the powers conferred upon the same to be determined by vote of the Trustees.

SECTION 3. Chairman of the Trustees The Chairman shall preside at all meetings to the Trustees, shall be the chief executive officer and may be the chief operating officer of the Trust. The Chairman may also perform such other duties as the Trustees may from time to time designate.

     The Chairman, subject to the Trustees, shall have general supervision over the business and policies of the Trust. The Chairman shall have full power and authority to bind the Trust and in connection therewith may execute and deliver in the name and on behalf of the Trust any and all agreements, instruments, notes and writings of any nature that he may consider necessary or appropriate in connection with the management of the Trust. The Chairman shall perform such duties additional to all of the foregoing as the Trustees may from time to time designate.

SECTION 4. Treasurer. Subject to Section 4 of Article V of the Declaration of Trust, the Treasurer may be the principal financial and accounting officer of the Trust. He shall deliver all funds and securities of the Trust which may come into his hands to such bank(s) or trust compan(ies) as the Trustees shall employ as Custodian(s) in accordance with Article IX of the Declaration of Trust and these By-Laws. He shall have the custody of the seal of the Trust. He shall make annual reports in writing of the business conditions of the Trust, which reports shall be preserved upon its records, and he shall furnish such other reports regarding its business and condition as the Trustees may from time to time require. The Treasurer shall perform such duties additional to all of the foregoing as the Trustees or the Chairman may from time to time designate.

SECTION 5. Secretary. The Secretary shall record in books kept for the purpose all votes and proceedings of the Trustees and the shareholders at their respective meetings.

     The Secretary shall perform such duties and possess such powers additional to the foregoing as the Trustees or the Chairman may from time to time designate.

SECTION 6. Vice Presidents. Each Vice President of the Trust shall perform such duties and possess such powers as the Trustees or the Chairman may from time to time designate. In the event of the absence, inability or refusal to act of the Chairman, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Trustees) shall perform the duties of the Chairman and when so performing shall have all the powers of and be subject to all the restrictions upon the Chairman.

SECTION 7. Assistant Treasurer. The Assistant Treasurer of the Trust shall perform such duties and possess such powers as the Trustees, the Chairman or the Treasurer may from time to time designate.

SECTION 8. Assistant Secretary. The Assistant Secretary of the Trust shall perform such duties and possess such powers as the Trustees, the Chairman or the Secretary may from time to time designate.


                                   ARTICLE III
                             Shareholders' Meetings

SECTION 1. Voting powers and meetings of Shareholders shall be governed by applicable provisions of law, the Declaration of Trust and as hereinafter provided by these By-Laws.

SECTION 2. Special Meetings. A special meeting of the Shareholders of any Series shall be called by the Secretary whenever ordered by the Trustees or requested in writing by the holder or holders of at least one-fourth of the outstanding Shares of any such Series entitled to vote. If the Secretary, when so ordered or requested, refuses or neglects for more than two days to call such special meeting, the Trustees or the Shareholders so requesting may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary.

SECTION 3. Notices. Except as above provided, notices of any special meeting of the Shareholders shall be given by the Secretary by delivering or mailing, postage prepaid, to each Shareholder entitled to vote at said meeting, a written or printed notification of such meeting, at least fifteen days before the meeting, to such address as may be registered with the Trust by the Shareholder.

SECTION 4. Place of Meeting All special meetings of the Shareholders shall be held at such place in the United States as the Trustees may designate.


                                   ARTICLE IV
                               Trustees' Meetings

SECTION 1. Meetings. Meetings of the Trustees shall be called orally or in writing by the Chairman or at his order or direction or by any two other Trustees, and if the Secretary when so requested refuses or fails for more than one day to call such meeting, the Chairman, or such two other Trustees, may in the name of the Secretary call such meeting by giving due notice in the manner required when notice is given by the Secretary.

SECTION 2. Quorum. A majority of the Trustees shall constitute a quorum for the transaction of business.

SECTION 3. Notices. Except as otherwise provided, notice of any meeting of the Trustees shall be given by the Secretary to each Trustee, by mailing to him, postage prepaid, addressed to him at his address as registered on the books of the Trust or, if not so registered, at his last known address, a written or printed notification of such meeting at least three days before the meeting or by overnight delivery of such notice to him at least one day before the meeting, or by telephoning him or by sending to him at least one day before the meeting, by prepaid telegram, addressed to him at his said registered address, if any, or if he has no such registered address, at his last known address, notice of such meeting.

SECTION 4. Place of Meeting All meetings of the Trustees shall be held at the principal place of business of the Trust in St. Paul, Minnesota, or such other place within or without the State as the person or persons requesting said meeting to be called may designate, but any meeting may adjourn to any other place.

SECTION 5. Special Action. When all the Trustees shall be present at any meeting, however called, or wherever held, or shall assent to the holding of the meeting without notice, or after the meeting shall sign a written assent thereto on the record of such meeting, the acts of such meeting shall be valid as if such meeting had been regularly held.

SECTION 6. Action by Consent. Any action by the Trustees may be taken without a meeting if a written consent thereto is signed by all the Trustees and filed with the records of the Trustees meetings, or by telephone consent provided a quorum of Trustees participate in any such telephone meeting. Such consent shall be treated as a vote of the Trustees for all purposes.


                                    ARTICLE V
                          Shares of Beneficial Interest

SECTION 1. Beneficial Interest. The beneficial interest in the Trust and the status of the owners thereof shall be defined, established and governed by applicable provisions of law, the Declaration of Trust and as herein provided by these By-Laws.

SECTION 2. Certificate of Shares of Beneficial Interest. The shares of the Trust shall be registered with the Trust in "book entry" form. A certificate of shares of beneficial interest of the Trust shall be issued to a shareholder only if the Trustees, in their sole discretion after consideration of a written request from such shareholder, determine that a certificate may be so issued. Any certificate so issued shall be signed by the Chairman or a Vice President, and by the Treasurer or an Assistant Treasurer, but when a certificate is countersigned by a transfer agent or a registrar, other than a Trustee, officer or employee of the Trust, such signature may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.

     Every certificate for shares of beneficial interest which are subject to any restriction on transfer pursuant to the Declaration of Trust, the By-Laws, applicable securities laws or any agreement to which the Trust is a party, shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restrictions and a statement that the Trust will furnish a copy of the restrictions to the holder of such certificate upon written request and without charge. Every certificate issued when the Trust is authorized to issue more than one class or series of shares of beneficial interest shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights and a statement that the Trust will furnish a copy thereof to the holder of such certificate upon written request and without charge.

SECTION 3. Transfers. At the discretion of the Trustees and subject to the restrictions, if any, stated or noted on any share certificates, shares may be transferred on the books of the Trust by (a) a properly executed stock assignment or (b) with respect to shares represented by a share certificate, the surrender to the Trust or its transfer agent of such certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed; and with such proof of authority or the authenticity of signature as the Trust or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Declaration of Trust or by these By-Laws, the Trust shall be entitled to treat the record holder of shares of beneficial interest as shown on its books as the owner of such shares for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such shares until the shares have been transferred on the books of the Trust in accordance with the requirements of these By-Laws.

SECTION 4. Replacement of Certificates. In case of the alleged loss or destruction or the mutilation of a certificate of shares of beneficial interest, a duplicate certificate may be issued in place of the lost, destroyed or mutilated certificate, upon such terms as the Trustees may prescribe, including the presentation of reasonable evidence of such loss, destruction or mutilation and the giving of such indemnity as the Trustees may require for the protection of the Trust or any transfer agent or registrar.


                                   ARTICLE VI
                               Inspection of Books

     The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the shareholders; and no shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the shareholders.


                                   ARTICLE VII
                                    Custodian

     The Custodian(s) employed by the Trust pursuant to Article IX of the Declaration of Trust shall be required to enter into a contract with the Trust which shall contain in substance the following provisions:

     (a) The Trust will cause all securities and funds owned by the Trust to be delivered or paid to the Custodian(s).

     (b) The Custodian(s) will receive and receipt for any moneys due to the Trust and deposit the same in its own banking department and in such other banking institutions, if any, as the Custodian(s) and the Trustees may approve. The Custodian(s) shall have the sole power to draw upon any such account.

     (c) The Custodian(s) shall release and deliver securities owned by the Trust in the following cases only:

          (1) Upon the sale of such securities for the account of the Trust and receipt of payment therefor;

          (2) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that in any such case, the cash is to be delivered to the Custodian(s);

          (3) To the issuer thereof or its agent for transfer in- to the name of the Trust, the Custodian(s) or a nominee of either, or for exchange for a different number of bonds or certificates representing the same aggregate face amount or number of units; provided that in any such case the new securities are to be delivered to the Custodian(s);

          (4) To the broker selling the same for examination, in accord with the "street delivery" custom;

          (5) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities or pursuant to provisions to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian(s);

          (6) In the case of warrants, rights, or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

          (7) To any pledge by way of pledge or hypothecation to secure any loan, but only within the limits permitted to the Trust by
               Article V, Section 1(r) of the Declaration of Trust.

          (8) For deposit in a system for the central handling of securities in accordance with the provisions of Article IX, Section 2 of the Declaration of Trust.

     (d) The Custodian(s) shall pay out moneys of the Trust only upon the purchase of securities for the account of the Trust and the delivery in due course of such securities to the Custodian(s), or in connection with the conversion, exchange or surrender of securities owned by the Trust as set forth in (c), or for the redemption or repurchase of shares issued by the Trust or for the making of any disbursements authorized by the Trustees pursuant to the Declaration of Trust or these By-laws, or for the payment of any expense or liability incurred by the Trust; provided that, in every case where payment is made by the Custodian(s) in advance of receipt of the securities purchased, the Custodian(s) shall be absolutely liable to the Trust for such securities to the same extent as if the securities had been received by the Custodian(s).

     (e) The Custodian(s) shall make deliveries of securities and payments of cash only upon written instructions signed or initialed by such officer or officers or other agent or agents of the Trust as may be authorized to sign or initial such instructions by resolution of the Trustees; it being understood that the Trustees may from time to time authorize a different person or persons to sign or initial instructions for different purposes.

     The contract between the Trust and the Custodian(s) may contain any such other provisions not inconsistent with the provisions of Article IX of the Declaration of Trust or with these By-laws as the Trustees may approve.

     Such contract shall be terminable by either party upon written notice to the other within such time not exceeding sixty (60) days as may be specified in the contract; provided, however, that upon termination of the contract or inability of the Custodian(s) to continue to serve, the Custodian(s) shall, upon written notice of appointment of another bank or trust company as custodian, deliver and pay over to such successor custodian all securities and moneys held by it for account of the Trust. In such case, the Trustees shall promptly appoint a successor custodian, but in the event that no successor custodian can be found having the required qualifications and willing to serve, it shall be the duty of the Trustees to call as promptly as possible a special meeting of the Shareholders to determine whether the Trust shall function without a custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding Shares, the Custodian(s) shall deliver and pay over all property of the Trust held by it as specified in such vote.

     Such contract shall also provide that, pending appointment of a successor custodian or a vote of the shareholders specifying some other disposition of the funds and property, the Custodian(s) shall not deliver funds and property of the Trust to the Trust, but it may deliver them to a bank or trust company doing business in Minnesota, of its own selection having aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than $1,000,000 as the property of the Trust to be held under terms similar to those on which they were held by the retiring custodian.

     Any sub-custodian employed by the Custodian(s) pursuant to authorization to do so granted by the Trust pursuant to Article IX of the Declaration of Trust shall be required to enter into a contract with the Custodian containing in substance the same provisions as those described in paragraphs (a) through (e) above, except that any contract with a sub-custodian performing its duties outside the United States and its territories and possessions, may omit or limit any of such conditions, provided that, any such omission or limitation shall be expressly approved by a majority of the Trustees of the Trust.

                                  ARTICLE VIII
                            Miscellaneous Provisions

SECTION 1.    Seal.   The seal of the Trust shall be circular in
form bearing the inscription:

                          "CLEARWATER INVESTMENT TRUST"

                      "A MASSACHUSETTS BUSINESS TRUST 1987"

SECTION 2. Fiscal Year. The fiscal year of the Trust shall be the period of twelve months ending on the 31st day of October in each calendar year.

SECTION 3. Reports to Shareholders. The Trustees shall at least semi-annually submit to the shareholders a written financial report of the transactions of the Trust including financial statements which shall at least annually be certified by independent public accountants.

SECTION 4. Voting of Securities. Except as the Trustees may otherwise designate, the Chairman or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for the Trust (with or without power of substitution) at, any meeting of stockholders or shareholders of any corporation or other organization, the securities of which may be held by the Trust.

SECTION 5. Evidence of Authority. A certificate by the Secretary or Assistant Secretary, or a temporary Secretary, as to any action taken by the shareholders, Trustees, any committee or any officer or representative of the Trust shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

SECTION 6. Declaration of Trust. All references in these By-Laws to the Declaration of Trust shall be deemed to refer to the Declaration of Trust of the Trust dated January 12, 1987, as amended and in effect from time to time.

SECTION 7. Severability. Any determination that any provision of these By-Laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-Laws or the Declaration of Trust.

SECTION 8. Pronouns. All pronouns used in these By-Laws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.